[ARTICLE] 5
[LEGEND]
Registrant is a limited partnership which invests in real estate, and real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying audited financial statements.

[PERIOD-TYPE]                   6-MOS
[FISCAL-YEAR-END]                          OCT-31-1998
[PERIOD-END]                               APR-30-1998
[CASH]                                         349,050
[SECURITIES]                                         0
[RECEIVABLES]                                  662,665
[ALLOWANCES]                                         0
[INVENTORY]                                          0
[CURRENT-ASSETS]                                     0
[PP&E]                                               0
[DEPRECIATION]                                       0
[TOTAL-ASSETS]                              11,708,525<F1>
[CURRENT-LIABILITIES]                                0
[BONDS]                                              0
[COMMON]                                             0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[OTHER-SE]                                  10,835,245<F2>
[TOTAL-LIABILITY-AND-EQUITY]                11,708,525<F3>
[SALES]                                              0
[TOTAL-REVENUES]                            10,595,244<F4>
[CGS]                                                0
[TOTAL-COSTS]                                        0
[OTHER-EXPENSES]                               912,608
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                   0
[INCOME-PRETAX]                              9,682,636
[INCOME-TAX]                                         0
[INCOME-CONTINUING]                          9,682,636
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                 9,682,636
[EPS-PRIMARY]                                   103.94<F5>
[EPS-DILUTED]                                        0

<F1>In addition to cash and receivables, total assets include net investments in real estate of $6,699,340, real estate held for sale of $3,843,092, and net deferred leasing commissions of $154,378.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and accrued liabilities of
$256,286 and security deposit payables of $616,994.
<F4>Total revenues include rent of $1,197,131, gain on sale of real estate of
$9,295,923, and interest and other revenue of $102,190.
<F5>Represents net income per Unit of limited partnership interest.